SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2001

CITIZENS COMMUNICATIONS COMPANY

(Exact name of Registrant as specified in its charter)
          Delaware                    001-11001                  06-0619596
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

                       3 High Ridge Park, P.O. Box 3801
                            Stamford, Connecticut                   06905
                   (Address of Principal Executive Offices)       (Zip Code)
                                (203) 614-5600
              Registrant's Telephone Number, Including Area Code

                            No Change Since Last Report
             (Former name or former address, if changed since last report)
Item 5. Other Events.
        Citizens Communications Company announced on April 26, 2001 that it received approval from the New York Public Service Commission for the purchase of Global Crossing's Local Exchange Carrier Business.
Item 7. Financial Statements,
        (c) Exhibits

        99.1 Press Release of Citizens Communications Company released
             April 26, 2001.
SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CITIZENS COMMUNICATIONS COMPANY.

Dated: April 26, 2001                         By:
                                              Name:     Robert J. Larson
                                              Title:    Vice President and
                                                        Chief Accounting Officer
FOR IMMEDIATE RELEASE
Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com
New York Public Service Commission Approves Citizens Communications' Purchase of
Global Crossing's Local Exchange Carrier Business

Stamford, Conn., April 26, 2001 – Citizens Communications (NYSE:CZN) today announced that the New York Public Service Commission has approved its purchase of Global Crossing’s incumbent local exchange carrier (ILEC) business, Frontier Communications.

This approval follows the Federal Communications Commission’s (FCC) April 17 approval of applications filed by Citizens Communications and Global Crossing seeking to transfer to Citizens licenses and authorizations held by Global Crossing’s ILEC. The Global Crossing ILEC assets comprise approximately 1.1 million telephone access lines.

Subject to the timely receipt of remaining required approvals, the closing of the transaction is expected to take place by the end of June. The price of the transaction has been reduced to $3.5 billion to reflect changes in certain terms of the transaction.

Leonard Tow, Citizens Communications’ chairman and chief executive officer, said, “This approval is another important step toward achieving our goal to grow our service platform to 3 million access lines.” He added, “The Frontier properties are an excellent complement to Citizens’ existing business. Approximately 85 percent of Frontier’s lines add additional mass to our operating clusters in New York state and the Midwest and provide us with the economies of scale for continuing EBITDA margin improvement.”

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About Citizens Communications

Citizens Communications serves 1.4 million access lines in 17 states and is acquiring an additional 1.7 million access lines. Citizens owns 85 percent of Electric Lightwave, Inc. (NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States. More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company’s markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company’s ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company’s target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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